Exhibit 99(d)
Annual True-up of Transition Charges

The following is a link to the Annual True-up of Transition Charges for the Series 2004-1 Transition Bonds, filed on May 15, 2006 by TXU Electric Delivery Company, as Servicer of the Bonds.

http://www.txuelectricdelivery.com/electricity/securitization/series04.asp